Exhibit 99.1

[VICINITY CORPORATION LETTERHEAD]

Contact Information

Maury Austin

Senior Vice President and CFO

Vicinity Corporation

408-543-3029

maustin@vicinity.com

Vicinity Board Rejects Proposal From Moloco

SUNNYVALE, Calif. — September 19, 2002 — Vicinity Corporation (NASDAQ: VCNT) today announced that its Board of Directors has unanimously rejected the unsolicited proposal by Moloco LLP to recapitalize and restructure Vicinity and merge it with a privately held company.

On August 19, 2002, Moloco presented the Board of Directors with an outline of a proposal to merge Vicinity with an unidentified privately held company affiliated with certain members of Moloco. Moloco then filed the proposal with the Securities and Exchange Commission as an amendment to a Schedule 13D previously filed by Moloco in connection with its acquisition of approximately 7% of the outstanding stock of Vicinity. A copy of the Schedule 13D is available at www.sec.gov.

On September 5, 2002, Vicinity’s management and three outside members of its Board of Directors met with the principals of Moloco and its advisers and discussed their proposal in detail. At that meeting, the representatives of Moloco confirmed that its proposal was to merge Vicinity with Mercanti Systems, Inc., a privately held company whose founder and chief executive officer is Kevin Lyons, a vice president of Moloco. The proposed transaction would include a “change of control” of the Board and management of Vicinity and Tim Bacci, a former officer of Vicinity and current Moloco principal, would become chief executive officer of the resulting company. The representatives of Moloco further proposed that the transaction be accomplished in a “cash election merger” in which up to $71 million of Vicinity’s cash would be used to cash out existing stockholders of Vicinity who elect to surrender their stock in exchange for cash at an estimated price of up to $2.65 per share, leaving approximately $10 to $12 million in cash for working capital of the combined company.

After careful consideration of the Moloco proposal, the outside members of the Board of Directors met, without management or the inside Board member present, and unanimously recommended that the Board of Directors reject the proposal. The full Board of Directors then met and unanimously voted to reject the proposal as not being in the best interests of all of the stockholders of Vicinity.

Among the factors considered by the Board in making this determination were the following:

*                 The Board of Directors of Vicinity does not believe that the up to $2.65 per share cash election proposal reflects the true potential value of

Vicinity’s stock and believes that there are alternative strategies for the company that would result in greater returns to the stockholders of Vicinity.

*                 The Moloco proposal contemplates that Vicinity would become a thinly traded or private company controlled by Moloco and its affiliates. There would be little or no liquidity for the current Vicinity shareholders who elect to retain their shares in the combined company.

*                 The Moloco proposal contemplates that Moloco and its affiliates would gain control over Vicinity’s remaining significant cash balance and its core business to fund the business of Mercanti. Mercanti is a technology company with no customers or revenues and will require significant cash to complete its product and take it to market. Vicinity has evaluated a possible acquisition of Mercanti in the past, most recently in early 2002, and determined that it would not be a good strategic fit and would not be accretive to Vicinity’s share value.

*                 Moloco informed Vicinity that Moloco plans to restructure Vicinity’s core business and seeks to grow the combined company through additional acquisitions and mergers. Moloco identified a number of companies they would seek to acquire.  In every case, the companies have been reviewed by Vicinity in the past and have been rejected as acquisition candidates based on their financial condition or lack of proven business models. If in the future there are other attractive strategic acquisition opportunities, Vicinity’s Board has substantial concerns that the restructured company would not be in a position to make such acquisitions because of its substantially reduced cash balance and thinly traded or private equity base.

*                 In response to challenges the company has faced in the past, the Board of Directors hired a new CEO with significant experience in December 2001, and has since strengthened the executive team with the hiring of additional senior executives in marketing, sales and technology. As described below, the efforts of the revitalized management team are beginning to be seen in Vicinity’s financial results. Additionally, Vicinity’s product development efforts are extending its product offering beyond locator services to broader location-based marketing services, creating new, future market opportunities.

*                 Vicinity has reduced aggregate expenses and losses for six straight quarters.  Despite a challenging economic and business environment, current customers continue to renew at a greater than 90% rate and upsell rates are exceeding 20%.  Vicinity has signed 17 new accounts to date in the first fiscal quarter of 2003 and is forecasting revenue growth for fiscal year 2003.

*                 The Board of Directors continually evaluates Vicinity’s cash position. If the Board determines that Vicinity has excess cash and stockholders would best be served by a return of a portion of the Company’s cash to the stockholders, there are several alternatives available that the Board believes would be more attractive to the stockholders of Vicinity than the cash election merger with Mercanti proposed by Moloco.

About Vicinity Corporation

Vicinity Corporation provides technology-based solutions that enable businesses, governments and agencies to market the local availability of their products and services. Using Web, wireless and speech platforms, Vicinity offers a comprehensive portfolio of application services and application programming interfaces (APIs) that allow enterprises to direct their customers to a brick-and-mortar store, branch or outlet near them that offers the specific product or service they are seeking. Vicinity was established in 1995 and is headquartered in Sunnyvale, California.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the future business outlook for Vicinity, trends in business conditions, revenues, expenses and earnings, new service features and customer renewals. Statements regarding future events and results and Vicinity’s business outlook are based on Vicinity’s current expectations and are necessarily subject to associated business risks related to, among other things, the speed which with the market for Vicinity’s services develops, Vicinity’s ability to expand into new markets, Vicinity’s ability to further expand the sales of existing products and to up-sell its existing customers, the ability to identify acquisition targets and to productively integrate the people and technologies of any future acquisitions into Vicinity’s business, and retention of key employees. Sales trends and operating results are also affected by many other factors including, among others, general economic conditions and the effectiveness of our pricing, sales and technology strategies. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially.

The statements made in this press release above represent Vicinity’s views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Vicinity does not presently intend to update these statements and undertakes no duty to any person to affect any such update under any circumstances, except as otherwise required by law.

For a further discussion of risks associated with the Vicinity’s business, please see the discussion under the caption, “Factors That May Affect Future Results” in our Quarterly Report on Form 10-Q for the latest reported fiscal quarter ended April 30, 2002, and the other reports that have been filed by Vicinity with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.